Exhibit 3.1

THE COMPANIES LAW

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

ACORN INTERNATIONAL, INC.

(adopted by a special resolution passed on 31 March, 2006)

1.	NAME

The name of the Company is Acorn International, Inc.

2.	REGISTERED OFFICE

The Registered Office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies.

3.	OBJECTS

Subject to the following provisions of this Amended and Restated Memorandum of Association (the “Memorandum”), the objects for which the Company is established are unrestricted.

4.	POWERS

Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law.

5.	NO BUSINESS WITHIN CAYMAN ISLANDS

Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.	CONTRACT SIGNING IN CAYMAN ISLANDS

The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	LIMITATION OF LIABILITY

The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

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8.	AUTHORISED CAPITAL

The authorized capital of the Company is US$1,500,000.00.

9.	CLASSES, NUMBER AND PAR VALUE OF SHARES

The authorized share capital of the Company is US$1,500,000 consisting of (i) 100,000,000 ordinary shares (“Common Shares”), par value US$0.01 per share and (ii) 50,000,000 preferred shares (“Preferred Shares”), 25,000,000 shares of which are designated as series A convertible redeemable participating preferred shares (“Series A Preferred Shares”), par value US$0.01 per share, and 25,000,000 shares of which are designated as Series A-1 convertible redeemable participating preferred shares (“Series A-1 Preferred Shares”), par value US$0.01 per share.

10.	DESIGNATIONS, POWERS, PREFERENCES, ETC OF SHARES

(i)	All Common Shares shall

(a)	have one vote each;

(b)	be subject to redemption, purchase or acquisition by the Company for fair value; and

(c)	have the rights with regard to dividends and distributions upon liquidation of the Company, subject to the rights of the Preferred Shares.

(ii)	All Preferred Shares shall have the following rights, preferences etc,

(a)	Voting

Each Preferred Share shall be entitled to such number of votes as equals the whole number of Common Shares into which such Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s members is first solicited. Except as otherwise provided in the Memorandum and the Articles, or as required by law, the members holding Preferred Shares shall vote together with the members holding Common Shares, and not as a separate class or series, on all matters put before them.

(b)	Dividends

The Preferred Shares shall be entitled to receive, when, as, if, and in such an amount as, declared by the Board (which must include the approval of the SB Directors), dividends, on a pari passu and pro rata on an as-converted to Common Share basis with payment of any dividend (other than dividends payable solely in Common Shares or Common Share Equivalents) with respect to the Common Shares.

(c)	Dissolution/Liquidation

(1)	Liquidation Preferences.

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Upon any liquidation, dissolution, or winding up of the Company (a “Liquidation Event”), whether voluntary or involuntary:

(A)	Before any distribution or payment shall be made with respect to any Common Shares, an amount shall be paid on a pari passu basis with respect to each Preferred Share equal to one hundred and fifty percent (150%) of the respective Original Issue Price (as adjusted for any dividend of shares, division or combination of shares recapitalizations and the like) plus all dividends declared and unpaid with respect thereto (the “Preference Amount”). If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment of the Preference Amount in full on all Preferred Shares, then such assets shall be distributed among the Holders of Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(B)	After distribution or payment of the Preference Amount distributable or payable on any Preferred Shares, the Preferred Shares (treated on an as-if-converted basis) shall be entitled to receive, together with the Common Shares, a ratable portion of the assets of the Company remaining for distribution, determined according to the respective number of Common Shares held thereby (treated on an as-if-converted basis).

(2)	Treatment of Sale or Merger.

Each of the following events shall be treated as a Liquidation Event under this clause 10(ii)(c), unless agreed to otherwise in writing by Holders of at least a majority of the then outstanding Preferred Shares, voting together as a single class:

(A)	any liquidation, winding-up, dissolution, consolidation, amalgamation or merger of the Company with or into any other corporation or other entity or Person, or any other corporate reorganization (other than a reorganization effected exclusively for tax purposes or to change the domicile of the Company), in which the members own less than 50% of the Company’s voting power immediately after such consolidation, merger, amalgamation or reorganization, or any transaction or series of related transactions to which the Company is a party in which the Company’s authorised capital constituting at least 50% of the Company’s voting power is transferred;

(B)	a sale, lease or other disposition of all or substantially all of the assets of the Company; or

(C)	the exclusive licensing of all or substantially all of the Company’s intellectual property to a third party,

and upon any such event, any proceeds resulting to the members shall be distributed in accordance with the terms of clause 10(ii)(c)(1).

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(d)	Conversion

Preferred Shares shall be convertible into Common Shares. The number of Common Shares to which a member shall be entitled upon conversion of any Preferred Share shall be the quotient of the Original Issue Price for such Preferred Share over the Conversion Price for such Preferred Share. For the avoidance of doubt, the initial conversion ratio for any Preferred Shares to Common Shares shall be 1:1, subject to adjustment as set forth below.

(1)	Optional Conversion.

(A)	Subject to and in compliance with the provisions of this clause, any Preferred Share may, at the option of the holder of such Preferred Share (the “Holder”), be converted at any time into validly issued, fully-paid and nonassessable Common Shares.

(B)	The holder of any Preferred Shares who desires to convert such Preferred Shares into Common Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such Holder has elected to convert such shares. Such notice shall state the number of Preferred Shares being converted. Thereupon, the Company shall promptly issue and deliver to such Holder at such office a certificate or certificates for the number of Common Shares to which the Holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Shares (at the fair market value of a Common Share determined in good faith by the Board as of the date of such conversion), any declared and unpaid dividends on the Preferred Share being converted and (ii) in cash (at the fair market value of a Common Share determined in good faith by the Board as of the date of conversion) the value of any fractional Common Shares to which the Holder would otherwise be entitled. Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Preferred Shares to be converted, and the person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares on such date.

(2)	Automatic Conversion.

(A)	Without any action being required by the Holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, each Preferred Share shall be converted by the Company, based on the then-effective Conversion Price for such Preferred Share, upon the closing of a Qualified IPO.

(B)	The Company shall not be obligated to issue certificates for any Common Shares issuable upon the automatic conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the Holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by the Company in connection with such certificate. The Company shall, as soon as practicable after receipt of any certificates for Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the Holder thereof a certificate or certificates for the number of Common Shares to which the Holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Shares (at the fair market value of a Common Share determined in good faith by the Board as of the date of such conversion), any declared and unpaid dividends on the Preferred Share being converted and (ii) in cash (at the fair market value of a Common Share determined in good faith by the Board as of the date of such conversion) the value of any fractional Common Shares to which the Holder would otherwise be entitled. Any person entitled to receive Common Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Common Shares on the date of such conversion.

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(3)	Conversion Mechanism.

The conversion hereunder of any Preferred Share (the “Conversion Share”) shall be effected in the following manner:

(A)	The Company shall redeem the Conversion Share for aggregate consideration (the “Redemption Amount”) equal to (a) the aggregate par value of any capital shares of the Company to be issued upon such conversion and (b) the aggregate value, as determined in good faith by the Board, of any other assets which are to be distributed upon such conversion.

(B)	Concurrent with the redemption of the Conversion Share, the Company shall apply the Redemption Amount for the benefit of the holder of the Conversion Share to pay for any shares of the Company issuable, and any other assets distributable, to such Holder in connection with such conversion.

(4)	Preferred Share Conversion Price.

The “Conversion Price” for each series of Preferred Shares shall initially equal the Original Issue Price for such series of Preferred Shares and shall be adjusted from time to time as provided below:

(A)	ADJUSTMENT FOR DIVISION AND COMBINATION OF SHARES. If the Company shall at any time, or from time to time, effect a division of the outstanding Common Shares, the Conversion Prices in effect immediately prior to such division shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Common Shares into a smaller number of shares, the Conversion Prices in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the division or combination becomes effective.

(B)	ADJUSTMENT FOR COMMON SHARE DIVIDENDS AND DISTRIBUTIONS. If the Company makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution to the holders of Common Shares payable in Additional Common Shares, the Conversion Prices then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying the Conversion Prices then in effect by a fraction (i) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

(C)	ADJUSTMENTS FOR OTHER DIVIDENDS. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Common Shares or Common Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Common Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Common Shares immediately prior to such event, all subject to further adjustment as provided herein.

(D)	REORGANIZATIONS, MERGERS, CONSOLIDATIONS, RECLASSIFICATIONS, EXCHANGES, SUBSTITUTIONS. If at any time, or from time to time, any capital reorganization or reclassification of the Common Shares (other than as a result of a dividend of shares, division or combination of shares otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated in clause 10(ii)(c)(2) hereof), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Common Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

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(E)	SALE OF SHARES BELOW THE CONVERSION PRICE.

(a)	If the Company shall issue or sell Additional Common Shares for a consideration per share less than the then existing Conversion Price for any series of Preferred Shares (the “New Issuance Price”), then, and in each such case, the Conversion Price for such series of Preferred Shares shall be reduced, as of the opening of business on the date of such issue or sale, to equal to such New Issuance Price.

(b)	For the purpose of making any adjustment in the Conversion Prices or number of Common Shares issuable upon conversion of the Preferred Shares, as provided above:

(i)	To the extent it consists of cash, the consideration received by the Company for any issuance or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any expenses payable directly or indirectly by the Company and any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(ii)	To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof, as determined in good faith by the Board, with the approval of at least one of the SB Directors, as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(iii)	If Additional Common Shares or Common Share Equivalents exercisable, convertible or exchangeable for Additional Common Shares are issued or sold together with other shares or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Common Shares or Common Share Equivalents shall be computed as that portion of the consideration received which is reasonably determined in good faith by the Board (with the approval of at least one of the SB Directors) to be allocable to such Additional Common Shares or Common Share Equivalents.

(c)	For the purpose of making any adjustment in the Conversion Prices provided in this clause 10(ii)(d)(4)(E), if at any time, or from time to time, the Company issues any Common Share Equivalents exercisable, convertible or exchangeable for Additional Common Shares and the Effective Conversion Price of such Common Share Equivalents is less than the Conversion Price for such Preferred Shares in effect immediately prior to such issuance, then, in each such case, at the time of such issuance the Company shall be deemed to have issued the maximum number of Additional Common Shares issuable upon the exercise, conversion or exchange of such Common Share Equivalents and to have received in consideration for each Additional Common Share deemed issued an amount equal to the Effective Conversion Price for such Common Share Equivalents.

(i)	In the event of any increase in the number of Common Shares deliverable or any reduction in consideration payable upon exercise, conversion or exchange of any Common Share Equivalents where the resulting Effective Conversion Price is less than the Conversion Price for the Preferred Shares at such date, including a change resulting from the antidilution provisions thereof, the Conversion Price for such Common Share Equivalents shall be recomputed to reflect such change as if, at the time of issue for such Common Share Equivalent, such Effective Conversion Price applied.

(ii)	For any Common Share Equivalent with respect to which the Conversion Price has been adjusted under this subparagraph (c), no further adjustment of such Conversion Price shall be made solely as a result of the actual issuance of Common Shares upon the actual exercise or conversion of such Common Share Equivalent.

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(F)	CERTIFICATE OF ADJUSTMENT. In the case of any adjustment or readjustment of any Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered Holder of such series of Preferred Shares at the Holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Common Shares issued or sold or deemed to have been issued or sold, (ii) the number of Additional Common Shares issued or sold or deemed to be issued or sold, (iii) the Conversion Price in effect for such series of Preferred Shares after such adjustment or readjustment, and (iv) the number of Common Shares and the type and amount, if any, of other property which would be received upon conversion of such series of Preferred Shares after such adjustment or readjustment.

(G)	NOTICE OF RECORD DATE. In the event the Company shall propose to take any action of the type or types requiring an adjustment to any Conversion Price or the number or character of the Preferred Shares as set forth herein, the Company shall give notice to the Holders of the Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on such Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of such series of Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least fifteen (15) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least twenty (20) days prior to the taking of such proposed action.

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(5)	Fractional Shares. No fractional Common Shares shall be issued upon conversion of any Preferred Share. All Common Shares (including fractions thereof) issuable upon conversion of more than one Preferred Share by a Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after such aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of a Common Share (as determined by the Board) on the date of conversion.

(6)	Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

(7)	No Impairment. The Company will not, by amendment of the Memorandum and the Articles, other constitutional documents of the Company or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this clause 10(ii)(d) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Holders of Preferred Shares against impairment.

(8)	Notices. Any notice required by the provisions of this clause 10(ii)(d) shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex, facsimile or e-mail if sent during normal business hours of the recipient; if not, then on the next business day, or (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) five (5) days after deposit with an internationally recognized courier, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(9)	Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Shares upon conversion of Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Shares in a name other than that in which the Preferred Share so converted were registered.

(e)	No Reissuance of Preferred Shares.

No Preferred Share acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

(f)	Redemption.

(1)	Optional Redemption for Failure to List. Beginning on the date that is five (5) years from 1 January 2005, at the written request (made on one or more occasions) of Holders of at least a majority of the then outstanding Preferred Shares, voting together as a single class, such Holders may require that the Company redeem all or part of the then outstanding Preferred Shares in accordance with the terms (including as to the date of redemption) of the request made by such Holders of outstanding Preferred Shares. Following receipt of the request for redemption from such Holders, the Company shall within five (5) business days give written notice to each holder of record of Preferred Shares, at the address last shown on the records of the Company for such holder(s). Such notice shall indicate that the Holders of Preferred Shares have elected redemption of all or part of the Preferred Shares pursuant to the provisions of this paragraph (1) and direct the Holders of such shares to submit their share certificates to the Company on or before the scheduled redemption date. The redemption price for each Preferred Share redeemed pursuant to this paragraph (1) shall be equal to one hundred fifty percent (150%) of the Original Issue Price (as adjusted for any dividend of shares, division or combination of shares, recapitalizations and the like) of such Preferred Shares, plus all dividends accrued and unpaid with respect thereto (the “Redemption Price”). With respect to each Preferred Share redeemed pursuant to this paragraph (1), the Company shall be obligated to pay to the Holder thereof (upon surrender by such Holder at the Company’s principal office of the certificate representing such share) the Redemption Price in full in immediately available funds.

(2)	Optional Redemption for Change In Law. Following the date hereof, in the event any Government Authority adopts, restates or amends any Law that would prohibit any Holder of Preferred Shares (for no fault of such Holder) from continuing to hold such shares or from enjoying the benefits of a merger, sale, consolidation, or other disposition of the Company or of all or any material part of the assets of the Company, then such Holder may redeem from time to time the Preferred Shares held thereby until that date on which such Law is revoked. The redemption price for each Preferred Share redeemed pursuant to this paragraph (2) shall be equal to the greater of (a) the Redemption Price as set forth in paragraph (1) above or (b) the Fair Value of such share. For purposes of this paragraph (2), “Fair Value” means, with respect to any Preferred Share redeemed pursuant to this paragraph (2), the fair value that would be received by the Holder of such share in a sale of the Company as a going concern to a bona fide third party buyer at the time of redemption, as determined by a “big 4” firm of independent public accountants appointed by members representing not less than a majority of the redeemed Preferred Shares. With respect to each share of Preferred Shares redeemed pursuant to this paragraph (2), the Company shall be obligated to pay to the Holder thereof (upon surrender by such Holder at the Company’s principal office of the certificate representing such share) the redemption payment on the date that is twenty (20) days from the date of the request or notice of redemption.

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(3)	Insufficient Funds. If the Company’s funds which are legally available on the date that any redemption payment under this clause 10(ii)(f) is due are insufficient to pay in full all redemption payments to be paid on such date, those funds which are legally available shall be used to pay all redemption payments due on such date ratably in proportion to the full amounts to which the Holders to which such redemption payments are due would otherwise be respectively entitled thereon. Thereafter, all funds of the Company that are legally available for the redemption of shares shall immediately be used to pay the redemption payment which the Company did not pay on the date that such redemption payments were due. Without limiting any rights of the Holders of Preferred Shares which are set forth in the Memorandum and the Articles, or other constitutional documents of the Company or are otherwise available under Law, the balance of any shares redeemed hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares.

11.	The Company may exercise the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

12.	DEFINITIONS

The meanings of words in this Memorandum of Association are as defined in the Articles of Association.

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AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

ACORN INTERNATIONAL, INC.

(adopted by a special resolution passed on 31 March, 2006)

TABLE OF CONTENTS

Table A

INTERPRETATION

1.	Definitions	1

SHARES

2.	Power to Issue Shares	5
3.	Redemption and Purchase of Shares	5
4.	Rights Attaching to Shares	6
5.	Calls on Shares	7
6.	Joint and Several Liability to Pay Calls	7
7.	Forfeiture of Shares	7
8.	Share Certificates	8
9.	Fractional Shares	8

REGISTRATION OF SHARES

10.	Register of Members	9
11.	Registered Holder Absolute Owner	9
12.	Transfer of Registered Shares	10
13.	Transmission of Registered Shares	16

ALTERATION OF SHARE CAPITAL

14.	Power to Alter Capital	18
15.	Variation of Rights Attaching to Shares	18

DIVIDENDS AND CAPITALISATION

16.	Dividends	19
17.	Power to Set Aside Profits	20
18.	Method of Payment	20
19.	Capitalisation	20

MEETINGS OF MEMBERS

20.	Annual General Meetings	21
21.	Extraordinary General Meetings	21
22.	Requisitioned General Meetings	21
23.	Notice	21
24.	Giving Notice	22
25.	Postponement of General Meeting	22
26.	Participating in Meetings by Telephone	22
27.	Quorum at General Meetings	22
28.	Chairman to Preside	23
29.	Voting on Resolutions	23
30.	Power to Demand a Vote on a Poll	23
31.	Voting by Joint Holders of Shares	24
32.	Instrument of Proxy	24
33.	Representation of Corporate Member	24
34.	Adjournment of General Meeting	25
35.	Written Resolutions	25
36.	Directors Attendance at General Meetings	25

DIRECTORS AND OFFICERS

37.	Election of Directors	26
38.	Number of Directors	26
39.	Term of Office of Directors	26
40.	Alternate Directors	26
41.	Removal of Directors	27
42.	Vacancy in the Office of Director	27
43.	Remuneration of Directors	27
44.	Defect in Appointment of Director	27
45.	Directors to Manage Business	28
46.	Powers of the Board	28
46A	Special Resolution Matters	29
47.	Register of Directors and Officers	31
48.	Officers	31
49.	Appointment of Officers	31
50.	Duties of Officers	31
51.	Remuneration of Officers	32
52.	Conflicts of Interest	32
53.	Indemnification and Exculpation of Directors and Officers	32

MEETINGS OF THE BOARD

54.	Board Meetings	33
55.	Notice of Board Meetings	33
56.	Participation in Meetings by Telephone	33
57.	Quorum at Board Meetings	33
58.	Board to Continue in the Event of Vacancy	33
59.	Chairman to Preside	33
60.	Written Resolutions	33
61.	Validity of Prior Acts of the Board	34

CORPORATE RECORDS

62.	Minutes	34
63.	Register of Mortgages and Charges	34
64.	Form and Use of Seal	35

ACCOUNTS

65.	Books of Account	35
66.	Financial Year End	35

AUDITS

67.	Audit	35
68.	Appointment of Auditors	35
69.	Remuneration of Auditors	36
70.	Duties of Auditor	36
71.	Access to Records	36
72.	Financial Statements	36
73.	Distribution of Auditor’s Report	37
74.	Distribution of Financial Statements and Directors’ report	37

VOLUNTARY WINDING-UP AND DISSOLUTION

75.	Winding-Up	37

CHANGES TO CONSTITUTION

76.	Changes to Articles	37
77.	Changes to the Memorandum of Association	37
78.	Discontinuance	37

Table A

The articles in Table A in the First Schedule to the Law (as defined below) do not apply to the Company.

INTERPRETATION

1.	Definitions

1.1	In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Additional Common Shares	all Common Shares issued by the Company, provided that the term “Additional Common Shares” does not include (i) Employee Compensation Shares or Employee Stock Options which may be issued by the Company after the date hereof, (ii) Common Shares issued upon conversion of the Preferred Shares or upon the exercise or conversion of other Common Share Equivalents outstanding as of the date of the adoption of the Amended and Restated Memorandum and Articles of Association, (iii) Common Shares issued upon a dividend or distribution on the Preferred Shares, or (iv) Common Shares issued in connection with any division or combination of shares, dividend of shares, recapitalization or similar transaction for which proportional adjustments are made in accordance with clause 8(ii)(d)(4) of the Memorandum;

Alternate Director	an alternate director appointed in accordance with these Articles;

Articles	these Articles of Association as altered from time to time;

Auditor	includes an individual or partnership;

Board	the board of directors appointed or elected pursuant to these Articles and acting at a meeting of directors at which there is a quorum or by written resolution in accordance with these Articles;

Company	the company for which these Articles are approved and confirmed;

Director	a director, including a sole director, for the time being of the Company and shall include an Alternate Director;

Common Share Equivalents	warrants, options and rights exercisable for Common Shares and instruments convertible or exchangeable for Common Shares, including, without limitation, the Preferred Shares;

Control	of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at member’s meetings of such Person or power to control the composition of the board of directors of such Person; the term “Controlled” has meanings correlative to the foregoing.

Conversion Price	has the meaning set forth in clause 10(ii)(d)(4) of the Memorandum.

Effective Conversion Price	with respect to any Common Share Equivalent at a given time, an amount equal to the quotient of (i) the sum of any consideration, if any, received by the Company with respect to the issuance of such Common Share Equivalent and the lowest aggregate consideration receivable by the Company, if any, upon the exercise, exchange or conversion of the Common Share Equivalent over (ii) the number of Common Shares issuable upon the exercise, conversion or exchange of the Common Share Equivalent.

Employee Compensation Share	any Common Share issued to employees, consultants or directors of the Company either in connection with a restricted stock plan approved by the Board or on exercise of an Employee Stock Option;

Employee Stock Options	options granted to employees, consultants or directors under stock option plans approved by the Board;

Equity Securities	any Common Shares, Common Share Equivalents or Preferred Shares;

ESOP	A bona fide employment-related share purchase or option plans of the Company as approved by the Company’s Board and the Investor;

Government Authority	any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign;

Group Company	a Person (other than a natural person) (i) that is Controlled by the Company, (ii) whose assets, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with US GAAP, or (iii) that is the predecessor of (i) or (ii) above;

Holder	the Investor, together with the permitted transferees and assigns of the Investor;

Investor	SB ASIA INVESTMENT FUND II, L.P., a limited partnership organized and existing under the laws of the Cayman Islands.

Law	The Companies Law of the Cayman Islands and every modification, reenactment or revision thereof for the time being in force;

Member	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Memorandum	the memorandum of association of the Company as originally registered or as from time to time amended;

month	calendar month;

notice	written notice as further provided in these Articles unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

ordinary resolution	a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by a simple majority of the votes cast, or a written resolution passed by the unanimous consent of all Members entitled to vote;

Original Issue Price	with respect to each Series A Preferred Share, US$1.9763, and with respect to each Series A-1 Preferred Share, US$2.7757.

Person	any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or enterprise or entity.

Purchase Agreement	a securities purchase and share subscription agreement dated 1 January 2005 entered into by inter alia China DRTV, Inc. and the Investor;

paid-up	paid-up or credited as paid-up;

Qualified IPO	a firmly underwritten registered public offering by the Company of its Common Shares in the United States or Hong Kong, or on any combination of such stock exchanges, managed by an investment banking firm of recognized high standing in the market in which such shares are to be offered, with total offering proceeds to the Company and the selling shareholders, if any, of not less than US$75 million (or any cash proceeds of other currency of equivalent value) (before deduction of underwriters commissions and expenses) and with a pre-offering valuation of the Company of not less than US$300 million, or (ii) a firmly underwritten registered public offering by the Company of its Common Shares in a jurisdiction other than the United States or Hong Kong which is reasonably acceptable to the Investor, in a transaction substantially equivalent to the one set forth in clause (i) above;

Register of Directors and Officers	the register of directors and officers referred to in these Articles;

Register of Members	the register of Members referred to in these Articles;

Registered Office	the registered office for the time being of the Company;

ROFR Agreement	a right of first refusal and co-sale agreement dated March 31, 2006 entered into between the Company and certain other parties;

SB Director	has the meaning set forth in Article 37;

securities	shares and debt obligations of every kind, and options, warrants and rights to acquire shares, or debt obligations;

Special Resolution Matters	in addition to any approval required under the Law, the Memorandum or these Articles, those matters as set out in Article 46A hereof which require the approval of a special resolution of directors;

special resolution of directors	a resolution of the directors passed by the directors of the Company including at least one SB Director;

Seal	the common seal or any official or duplicate seal of the Company;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

share	includes a fraction of a share;

special resolution	a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by a majority of not less than two thirds of the vote cast, as provided in the Law, or a written resolution passed by unanimous consent of all Members entitled to vote;

US GAAP	the United States generally accepted accounting principles;

Warrant	that certain Warrant to purchase Series A-1 Preferred Shares, dated January 1, 2005, by and between China DRTV, Inc. and the Investor;

written resolution year	a resolution passed in accordance with Article 35 or 60; and calendar year.

1.2	In these Articles, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:-

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof; and

(f)	unless otherwise provided herein, words or expressions defined in the Law shall bear the same meaning in these Articles.

1.3	In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

Subject to the Memorandum and these Articles and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe, provided that no share shall be issued at a discount except in accordance with the Law.

3.	Redemption and Purchase of Shares

3.1	Subject to the Law and the Memorandum and the provisions of these Articles in relation to Special Resolution Matters, the Company is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member.

3.2	The Company is hereby authorised to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Law.

3.3	The redemption price of a redeemable share, or the method of calculation thereof, shall be fixed by the Directors at or before the time of issue.

3.4	Every share certificate representing a redeemable share shall indicate that the share is redeemable.

3.5	In the case of shares redeemable at the option of a Member a redemption notice from a Member may not be revoked without the agreement of the Directors.

3.6	At the time or in the circumstances specified for redemption the redeemed shares shall be canceled and shall cease to confer on the relevant Member any right or privilege, without prejudice to the right to receive the redemption price, which price shall become payable so soon as it can with due despatch be calculated, but subject to surrender of the relevant share certificate for cancellation (and reissue in respect of any balance).

3.7	The redemption price may be paid in any manner authorised by these Articles for the payment of dividends.

3.8	A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Directors, after due enquiry, estimate to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty day deposits in the same currency.

3.9	The Directors may exercise as they think fit the powers conferred on the Company by Section 37(5) of the Law (payment out of capital) but only if and to the extent that the redemption could not otherwise be made (or not without making a fresh issue of shares for this purpose).

3.10	Subject as aforesaid, the Directors may determine, as they think fit all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected.

3.11	No share may be redeemed unless it is fully paid-up.

3.12	Subject to the Memorandum and the provisions of these Articles in relation to Special Resolution Matters, the Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Law. Shares purchased by the Company shall be cancelled and shall cease to confer any right or privilege on the Member from whom the shares are purchased.

4.	Rights Attaching to Shares

Subject to Article 2.1, the Memorandum of Association and any resolution of the Members to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, the holders of shares of the Company shall, subject to the provisions of these Articles:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

5.	Calls on Shares

5.1	The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

5.3	The Company may make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares.

6.	Joint and Several Liability to Pay Calls

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

7.	Forfeiture of Shares

7.1	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

• (the “Company”)

You have failed to pay the call of [amount of call] made on the [    ] day of [            ], 200[    ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [    ] day of [            ], 200[    ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [    ] per annum computed from the said [    ] day of [            ], 200[    ] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [    ] day of [            ], 200[    ]

[Signature of Secretary] By Order of the Board

7.2	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Articles and the Law.

7.3	A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

7.4	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.	Share Certificates

8.1	Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

8.3	Share certificates may not be issued in bearer form.

8.4	Certificates issued by the Company may bear either or both of the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

or

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND BETWEEN THE MEMBER, THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

9.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

10.	Register of Members

The Board shall cause to be kept in one or more books a Register of Members which may be kept outside the Cayman Islands at such place as the Directors shall appoint and shall enter therein the following particulars:-

(a)	the name and address of each Member, the number, and (where appropriate) the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

(b)	the date on which each person was entered in the Register of Members; and

(c)	the date on which any person ceased to be a Member.

11.	Registered Holder Absolute Owner

11.1	The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

11.2	No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:

(a)	such notice shall be deemed to be solely for the holder’s convenience;

(b)	the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

(c)	the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

(d)	the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

12.	Transfer of Registered Shares

12.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

• (the “Company”)

FOR VALUE RECEIVED……………….[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

DATED this [    ] day of [            ], 200[    ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

12.2	Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

12.3	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

12.4	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

12.5	The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

12.6	Members holding Preferred Shares and subject to the prior approval of the members holding Preferred Shares, members holding Common Shares, may mortgage or charge their registered shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid mortgage or charge except insofar as it may conflict with any requirements herein contained for consent to the transfer of shares.

12.7	In the case of the mortgage or charge of registered shares there may be entered in the share register of the Company at the request of the registered holder of such shares

(a)	a statement that the shares are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the aforesaid particulars are entered in the share register.

12.8	Where particulars of a mortgage or charge are registered, such particulars shall be cancelled

(a)	with the consent of the named mortgagee or chargee or anyone authorized to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

12.9	Whilst particulars of a mortgage or charge are registered, no transfer of any share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf.

12.10	Common Shares in the Company shall only be transferred in accordance with the following provisions:

Prohibition on Transfer of Shares

(a)	Subject to this article and unless otherwise provided in the ROFR Agreement or approved in writing by the members holding at least a majority of the Preferred Shares then outstanding (voting together as a single class), prior to the closing of a Qualified IPO, no Common Shares or any part of any interest in the Equity Securities may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of in any way, directly or indirectly, but for the purposes hereof, subject to the provisions hereof relating to Special Resolution Matters, redemption or repurchase of Common Shares by the Company shall not be prohibited under this Article.

(b)	Unqualified Transfers Void. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Common Sharess not made in conformance with these Articles of Association shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

Rights of First Refusal

(a)	Transfer Notice. Prior to the closing of a Qualified IPO, if any member holding Common Shares proposes to transfer Equity Securities to one or more third parties pursuant to an understanding with such third parties (a “Transfer”, such holder a “Transferor”), then the Transferor shall give the Company and each other existing member written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (i) a description of the Equity Securities to be transferred (“Offered Shares”), (ii) subject to applicable non-discolsure agreement with such third party, the identity of the prospective transferee and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a firm offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(b)	Existing Members’ Option.

(i)	Each existing member shall have an option for a period of twenty (20) days from the existing member ‘s receipt of the Transfer Notice to elect to purchase its respective pro rata share of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice.

(ii)	Each existing member may exercise such purchase option and, thereby, purchase all or any portion of its pro rata share (with any re-allotments as provided below) of the Offered Shares, by notifying Transferor and the Company in writing, before expiration of the twenty (20) day period as to the number of such shares which it wishes to purchase (including any re-allotment).

(iii)	Each existing member ‘s pro rata share of the Offered Shares shall be a fraction, of which the number of Equity Securities (assuming the exercise, conversion and exchange of any Common Shares Equivalents) owned by such existing member on the date of the Transfer Notice shall be the numerator and the total number of Equity Securities (assuming the exercise, conversion and exchange of any Common Shares Equivalents) held by all existing members on such date shall be the denominator.

(iv)	If any existing member fails to exercise such purchase option, the Transferor shall give notice of such failure (the “Re-allotment Notice”) to each other existing member purchasing its respective pro rata share of the Offered Shares (the “Purchasing existing members”). Such Re-allotment Notice may be made by telephone if confirmed in writing within two (2) days. The Purchasing existing members shall have a right of re-allotment such that they shall have ten (10) days from the date such Re-allotment Notice to elect to increase the number of Offered Shares they agreed to purchase under the provisions in (i) above to include their respective pro rata share of the Offered Shares contained in any Re-allotment Notice.

(v)	Each existing member shall be entitled to apportion Offered Shares to be purchased among its partners and affiliates upon written notice to the Company and the Transferor, provided that such existing member shall not apportion any Offered Shares to LG Home Shopping Inc., CJ Home Shopping Co., Ltd., Eastern Multimedia Co., Ltd. or their respective affiliates without the prior approval of the Company.

(vi)	If an existing member gives the Transferor notice that it desires to purchase its pro rata share of the Offered Shares and, as the case may be, its re-allotment, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed by the Transferor and all the participating existing members and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Company’s receipt of the Transfer Notice, unless such notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to the paragraph below.

(c)	Valuation of Property.

(i)	Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the existing members shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(ii)	If the Transferor and the existing members cannot agree on such cash value within seven (7) days after the existing members’ receipt of the Transfer Notice, the valuation shall be made by an appraiser of recognized standing selected by the Transferor and the existing members or, if they cannot agree on an appraiser within ten (10) days after the existing members’ receipt of the Transfer Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value.

(iii)	The cost of such appraisal shall be shared equally by the Transferor and the existing members, with the half of the cost borne by the existing members to be borne pro rata by each based on the number of shares such parties were interested in purchasing pursuant to this article.

(iv)	If the time for the closing of the existing members’ purchase has expired but for the determination of the value of the purchase price offered by the prospective transferee, such closing shall be held on or prior to the fifth business day after such valuation shall have been made pursuant to this article.

Right of Co-Sale.

(a)	To the extent the existing members do not exercise their respective rights of first refusal as to all of the Offered Shares pursuant to the provisions above, each existing member shall have the right to participate in such sale of Equity Securities on the same terms and conditions as specified in the Transfer Notice by notifying the Transferor in writing within twenty (20) days after receipt of the Transfer Notice referred to above (such existing member, a “Selling Holder”).

(i)	Such Selling Holder’s notice to the Transferor shall indicate the number of Equity Securities the Selling Holder wishes to sell under its right to participate.

(ii)	To the extent one or more of the existing members exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Transferor may sell in the Transfer shall be correspondingly reduced.

(b)	Each Selling Holder may elect to sell up to such number of Equity Securities equal to the product of (i) the aggregate number of the Offered Shares being transferred following the exercise or expiration of all rights of first refusal pursuant to the provisions above by (ii) a fraction, the numerator of which is the number of Common Shares (including the number of Common Shares that would be issuable upon the exercise, conversion or exchange of Common Share Equivalents) owned by the Selling Holder on the date of the Transfer Notice and the denominator of which is the total number of Common Shares (including the number of Common Shares that would be issuable upon the exercise, conversion or exchange of Common Share Equivalents) owned by all Selling Holders on the date of the Transfer Notice.

(c)	Each Selling Holder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Equity Securities which such Selling Holder elects to sell; provided, however that if the prospective third-party purchaser objects to the delivery of Equity Securities in lieu of Common Shares, such Selling Holder shall convert such Equity Securities into Common Shares and deliver certificates corresponding to such Common Shares. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

(d)	The share certificate or certificates that a Selling Holder delivers to the Transferor pursuant to these provisions shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit to such Selling Holder that portion of the sale proceeds to which such Selling Holder is entitled by reason of its participation in such sale.

(e)	To the extent that any prospective purchaser prohibits the participation of a Selling Holder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Holder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase such shares or other securities from such Selling Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

Non-Exercise of Rights.

(a)	Subject to any other applicable restrictions on the sale of such shares, to the extent that the existing members have not exercised their rights to purchase the Offered Shares within the time periods specified in these provisions and the existing members have not exercised their rights to participate in the sale of the Offered Shares within the time periods specified in these provisions, the Transferor shall have a period of sixty (60) days from the expiration of such rights in which to sell the Offered Shares, as the case may be, to the third-party transferee identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice.

(b)	In the event the Transferor does not consummate the sale or disposition of the Offered Shares within sixty (60) days from the expiration of such rights, the existing members’ first refusal rights and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

(c)	The exercise or non-exercise of the rights of the existing members under this article to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the members holding Common Shares of Equity Securities or subsequently participate in sales of Equity Securities by the members holding Common Shares hereunder.

Limitations to Rights of First Refusal and Co-Sale.

Notwithstanding the provisions of this article, a member holding Common Shares may sell or otherwise assign, with or without consideration, the Equity Securities held by such member holding Common Shares, to any spouse or child of such member or to the beneficial owner of such member, or to a custodian, trustee, executor, or other fiduciary for the account of any spouse or child of such member, or to a trust for such member or such member’s beneficial owner’s own self, or a charitable remainder trust, provided that (i) the transferring member holding Common Shares shall not make such transfer more than once during any calendar year (at which time more than one transfer may be effected); (ii) the transferring member holding Common Shares shall inform the existing members and the Company of such transfer prior to effecting it, including reasonable detail regarding the identity of the transferee and his or its relationship to the member holding Common Shares; (iii) each such transferee or assignee, prior to the completion of the sale, transfer, or assignment, shall have executed documents, in form and substance reasonably satisfactory to the existing members, assuming the obligations of the member holding Common Shares, with respect to the transferred securities and (iv) each transferee shall have executed and delivered to the transferring member holding Common Shares (with a copy to the Company) an irrevocable, unconditional and permanent power of attorney, all in form and manner reasonably satisfactory to the existing members, effective immediately after the closing of such sale or assignment, appointing the transferring member holding Common Shares (or his existing attorney-in-fact) as the transferee’s attorney-in-fact and authorizing him to vote, in his absolute discretion as the attorney-in-fact of the transferee, any and all Equity Securities of the Company owned by such transferee with respect to any Company related matters.

Transfer by existing members.

Notwithstanding anything herein to the contrary, an existing member may transfer some or all of the Preferred Shares or Common Shares issued upon conversion of such Preferred Shares held by it to any person without being subject to the rights of first refusal, rights of co-sale, or other contractual conditions or restrictions upon such transfers, except as required by applicable law provided that any transfer to LG Home Shopping, Inc., CJ Home Shopping Co., Ltd., Eastern Multimedia Co., Ltd. Or their respective affiliates shall require the prior written approval of the Company.

Prohibited Transfers.

(a)	In the event any member holding Common Shares should sell any Equity Securities in contravention of the co-sale rights of the existing members contained herein (a “Prohibited Transfer”), the existing members, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such member holding Common Shares shall be bound by the applicable provisions of such option.

(b)	In the event of a Prohibited Transfer, each existing member shall have the right to sell to the member holding Common Shares the type and number of Equity Securities equal to the number of Equity Securities such existing member would have been entitled to transfer to the third-party transferee under the above provisions had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i)	The price per share at which the shares are to be sold to the member holding Common Shares shall be equal to the price per share paid by the third-party transferee to the member holding Common Shares in the Prohibited Transfer. The member holding Common Shares shall also reimburse each existing member for any and all fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such existing member’s rights under this article.

(ii)	Within sixty (60) days after the later of the dates on which the existing member (A) received notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, such existing member shall, if exercising the option created hereby, deliver to the member holding Common Shares the certificate or certificates representing shares to be sold under this article by such existing member, each certificate to be properly endorsed for transfer.

(iii)	The member holding Common Shares shall, upon receipt of the certificate or certificates for the shares to be sold by a existing member, pursuant to this article, with ten (10) days pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in this article, in cash or by other means acceptable to the existing member.

(iv)	Notwithstanding the foregoing, any attempt by a member holding Common Shares to transfer Equity Securities in violation of this article shall be void, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the existing members.

Assignments and Transfers; No Third Party Beneficiaries.

No shares or other Equitable Securities may be transferred or assigned to a third party unless the assignee or transferee thereof (i) enters into a binding instrument, in form and substance reasonably satisfactory to existing members representing no less than a majority of the Preferred Shares then outstanding, pursuant to which such assignee or transferee agrees to be bound by the terms of the ROFR Agreement as if it were a “existing member” and (ii) provides notice thereof to the Company.

12.11	Subject to any limitations in the Memorandum and these Articles, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate.

12.12	The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee’s name has been entered in the share register.

12.13	Subject to any limitations in the Memorandum or these Articles of Association, the Company must on the application of the transferor or transferee of a registered share in the Company enter in the share register the name of the transferee of the share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by resolution of directors determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months.

13.	Transmission of Registered Shares

13.1	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 39 of the Law, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

13.2	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

• (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [ ] day of [ ], 200[ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

13.3	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

13.4	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

14.	Power to Alter Capital

14.1	Subject to the Law and the Memorandum, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to increase its share capital by new shares of such amount as it thinks expedient or, if the Company has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient.

14.2	Subject to the Law and the Memorandum, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum of Association; or

(c)	cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

14.3	For the avoidance of doubt it is declared that paragraph 14.2(a) and (b) above do not apply if at any time the shares of the Company have no par value.

14.4	Subject to the Law and the Memorandum, the Company may from time to time by special resolution reduce its share capital in any way or, subject to Article 77, alter any conditions of its Memorandum of Association relating to share capital.

15.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares and subject to the Memorandum, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

16.	Dividends

16.1	The Board may, subject to the Memorandum and these Articles and any direction of the Company in general meeting, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

16.2	Dividends may be declared and paid out of profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

16.3	With the sanction of an ordinary resolution of the Company, the Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generally, the Directors may fix the value of such specific assets, may determine that cash payments shall be made to some Members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

16.4	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

16.5	The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

16.6	The Board may fix any date as the record date for determining the Members entitled to receive any dividend or other distribution, but, unless so fixed, the record date shall be the date of the Directors’ resolution declaring same.

17.	Power to Set Aside Profits

17.1	The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Directors may also, without placing the same to reserve, carry forward any profit which they decide not to distribute.

17.2	Subject to any direction from the Company in general meeting, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Law in regard to the Company’s share premium account.

18.	Method of Payment

18.1	Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

18.2	In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

18.3	The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

19.	Capitalisation

19.1	The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

19.2	The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

20.	Annual General Meetings

The Company may in each year hold a general meeting as its annual general meeting. The annual general meeting of the Company may be held at such time and place as the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint.

21.	Extraordinary General Meetings

21.1	General meetings other than annual general meetings shall be called extraordinary general meetings.

21.2	The Chairman or any two Directors or any Director and the Secretary or the Board may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary.

22.	Requisitioned General Meetings

22.1	The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Registered Office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

22.2	If the Directors do not within twenty-one days from the date of the requisition duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety days after the requisition. An extraordinary general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.

23.	Notice

23.1	At least five days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and if different, the record date for determining Members entitled to attend and vote at the general meeting, and, as far as practicable, the other business to be conducted at the meeting.

23.2	At least five days’ notice of an extraordinary general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and the general nature of the business to be considered at the meeting.

23.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of despatch of the notice and, as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

23.4	A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by seventy-five percent of the Members entitled to attend and vote thereat.

23.5	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.	Giving Notice

24.1	A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Article, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

24.2	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

24.3	Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

25.	Postponement of General Meeting

The Board may postpone any general meeting called in accordance with the provisions of these Articles provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each member in accordance with the provisions of these Articles.

26.	Participating in Meetings by Telephone

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

27.	Quorum at General Meetings

27.1	Subject to the Memorandum, at any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares of each class in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time.

27.2	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine.

28.	Chairman to Preside

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members at which such person is present. In his absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.	Voting on Resolutions

29.1	Subject to the provisions of the Law and these Articles, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Articles and in the case of an equality of votes the resolution shall fail.

29.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

29.3	At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Articles, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

29.4	At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

29.5	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Articles, be conclusive evidence of that fact.

30.	Power to Demand a Vote on a Poll

30.1	Notwithstanding the foregoing, a poll may be demanded by the Chairman or at least one Member.

30.2	Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

30.3	A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place at such meeting as the chairman of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

30.4	Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

31.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.	Instrument of Proxy

32.1	An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

Proxy

• (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members held on the [    ] day of [            ], 200[  ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [ ] day of [ ], 200[ ]

Member(s)

32.2	The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by the appointor or by the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by a duly authorised officer or attorney.

32.3	A member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

32.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.	Representation of Corporate Member

33.1	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

33.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

34.	Adjournment of General Meeting

The chairman of a general meeting may, with the consent of a majority in number of those present at any general meeting at which a quorum is present, and shall if so directed, adjourn the meeting. Unless the meeting is adjourned for more than 60 days fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat, in accordance with the provisions of these Articles.

35.	Written Resolutions

35.1	Anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

35.2	A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

35.3	A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

35.4	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

35.5	For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Member to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

36.	Directors Attendance at General Meetings

The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

37.	Election of Directors

The directors shall be elected by the members for such term as the members determine in the following manner:

(a)	the members holding Preferred Shares, voting together as a single class, shall be entitled to elect a maximum of two (2) directors to serve on the Board (the “SB Directors”);

(b)	the members holding Common Shares shall be entitled to elect a maximum of four (4) directors to serve on the Board (the “CS Directors”); and

(c)	subject to the consent of the existing directors, the members holding a majority of (i) the Series A Preferred Shares, (ii) the Series A-1 Preferred Shares and (iii) the Common Shares, all voting together as a single class and on an as-converted to Common Shares basis, shall be entitled to elect a director (the “Independent Director”).

37.1	There shall be no shareholding qualification for Directors unless prescribed by special resolution.

38.	Number of Directors

The minimum number of directors shall be four and the maximum number shall be 7.

39.	Term of Office of Directors

An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period; but no such term shall be implied in the absence of express provision.

40.	Alternate Directors

40.1	A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

40.2	The appointment of an Alternate Director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

40.3	An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

40.4	If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.

40.5	Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

40.6	If so authorised by an express provision in his notice of appointment, an Alternate Director may join in a written resolution of the Directors adopted pursuant to these Articles and his signature of such resolution shall be as effective as the signature of his appointor.

40.7	Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

40.8	A Director who is not present at a meeting of the Directors, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by Members shall apply equally to the appointment of proxies by Directors.

41.	Removal of Directors

A Director may be removed from office, with or without cause, solely by a resolution of the requisite class of members entitled to elect such Director pursuant to Article 37.1 above, or, with cause by a resolution of the Board.

42.	Vacancy in the Office of Director

The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Articles;

(b)	dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or an order for his detention is made under the Mental Health Law of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies; or

(d)	resigns his office by notice in writing to the Company.

43.	Remuneration of Directors

The remuneration (if any) of the Directors shall, with the prior or subsequent approval by the Company in general meeting, be determined by the Directors as they may from time to time determine and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

44.	Defect in Appointment of Director

All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

45.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Law or by the Memorandum or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to the Memorandum and these Articles, the provisions of the Law and to such directions as may be prescribed by the Company in general meeting.

46.	Powers of the Board

Without limiting the generality of Article 45 but subject to the Memorandum, the Board may:

46.1	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

46.2	exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

46.3	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

46.4	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

46.5	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s person seal with the same effect as the affixation of the seal of the Company;

46.6	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

46.7	delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or articles made by the Directors for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, including provisions for written resolutions;

46.8	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board sees fit;

46.9	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

46.10	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

46.11	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

46A.	SPECIAL RESOLUTION MATTERS:

(a)	Any alteration of the rights, powers, preferences or restrictions for the Preferred Shares, any increase or decrease in the authorized number of the Preferred Shares, or the creation or authorization (by merger, reclassification or otherwise) of any new class or series of securities having rights, powers, preferences or restrictions senior to or on a parity with the Preferred Shares;

(b)	The authorization, creation or issuance of any Common Shares or any Common Share Equivalents, other than (i) the issuance of Employee Compensation Shares and Employee Stock Options, (ii) the issuance of any Preferred Shares or any Common Shares into which such Preferred Shares are convertible pursuant to [these Articles or the Memorandum] [the Purchase Agreement and the Warrant] or (iii) the exchange, conversion or exercise of any Common Share Equivalent previously issued in accordance with this Article 46A;

(c)	The payment or declaration of a distribution or dividend with respect to any of the shares or other equity interest in the Company or any Group Company, including, without limitation, the repurchase or redemption of any such shares or equity interest, except in the manner set out in [these Articles or the Memorandum] [the Purchase Agreement];

(d)	The merger, amalgamation or consolidation of the Company or any Group Company with any person, or the sale, lease, exchange, transfer, contribution, mortgage, pledge, encumbrance or other disposition of all or substantially all of the consolidated assets of the Company or any Group Company (whether in an individual transaction or a series of related transactions), or the purchase or other acquisition by any Group Company (whether individually or in combination with the Company or any other Group Company) of all or substantially all of the assets of another Person, or the making of any joint venture or partnership arrangements or incorporation of any subsidiary or any voluntary dissolution, winding-up, liquidation or reduction of authorized capital or capital of the Company or any Group Company, in the manner set out in the Plan of Restructuring and Restructuring Documents (each as defined in the Purchase Agreement);

(e)	The effectuation of any recapitalization, reorganization, split-off, spin-off, bankruptcy or scheme of arrangement with respect to the Company or any Group Company, in each case other than as already contemplated in the Plan of Restructuring and Restructuring Documents (each as defined in the Purchase Agreement);

(f)	The creation of any mortgage, charge, pledge, lien or other encumbrance (other than those created by operation of Law) with respect to any assets of the Company or any Group Company, (i) for purposes outside the ordinary course of business and (ii) with the aggregate fair market value of the assets affected by all such mortgages, charges, pledges, liens or other encumbrances in excess of US$300,000 over any twelve-month period;

(g)	The approval or material amendment of any quarterly or annual budget, business plan, or operating plan (including any capital expenditure budget, operating budget and financial plan);

(h)	The undertaking of any business activities materially different from that described in the then current business plan, any change of the name of the Company or Group Company, or the cessation of any business undertaking of the Company or any Group Company;

(i)	The incurrence of any indebtedness or assumption of any financial obligation or issuance, assumption, guarantee or creation of any liability for borrowed money, the aggregate outstanding amount of which at any given time is in excess of US$100,000, where such liability was undertaken by the Company or any Group Company with a third party, unless such liability is incurred pursuant to the then current business plan;

(j)	The incurrence of any expenditure of purchasing tangible or intangible assets in excess of US$300,000 in aggregate over any twelve-month period unless such expenditure is made pursuant to the then current business plan;

(k)	The execution of any material agreement or contract with any party or group of related parties under which the Company’s aggregate commitments, pledge or obligations to such party or group of related parties are unlimited or potentially exceed US$100,000 over any twelve-month period or in the aggregate;

(l)	The acquisition through purchase, lease, or rental of any automobile with a purchase value greater than US$30,000 or any real estate (including office space used by the Company), whether or not accounted for as a capital expenditure;

(m)	The execution of any agreement or transaction with any of the Company’s affiliates, members or other related Person;

(n)	Any increase or decrease of the authorized size of the Board or any committee thereof;

(o)	The hiring, dismissal, or the determination of compensation of, any of the chief executive officer, president, chief operating officer, chief financial officer, chief technology officer or any senior manager at or above the vice president level of the Company;

(p)	The increase of the compensation of any of the five most highly compensated employees of the Company by more than 15% within any twelve-month period unless such increases are specified in the then approved budget and business plan and discussed by the Board;

(q)	The approval, amendment or administration of any ESOP, employee stock option or other equity incentive plans of the Company;

(r)	Any material change in accounting principles of the Company or any Group Company, except as required by applicable Laws or articles, or the appointment or change of the auditors of the Company or any Group Company;

(s)	The amendment, alteration, waiver or repeal (through merger or otherwise) of any provision of the memorandum of association, articles of association or any other constitutional documents of the Company or any Group Company; or

(t)	The selection of any listing exchange and any underwriters for an underwritten public offering of the Company’s securities, or the approval of the valuation or other material terms and conditions for such offering.

47.	Register of Directors and Officers

47.1	The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers in accordance with the Law and shall enter therein the following particulars with respect to each Director and Officer:

(a)	first name and surname; and

(b)	address.

47.2	The Board shall, within the period of thirty days from the occurrence of:-

(a)	any change among its Directors and Officers; or

(b)	any change in the particulars contained in the Register of Directors and Officers,

cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies of any such change that takes place.

48.	Officers

The Officers shall consist of a Secretary and, subject to the provisions hereof relating to Special Resolution Matters, such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Articles.

49.	Appointment of Officers

The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

50.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

51.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine subject to the Memorandum and the provisions hereof relating to Special Resolution Matters.

52.	Conflicts of Interest

52.1	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

52.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by law.

52.3	Following a declaration being made pursuant to this Article, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

53.	Indemnification and Exculpation of Directors and Officers

53.1	The Directors, Officers and Auditors of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and every former director, officer, auditor or trustee and their respective heirs, executors, administrators, and personal representatives (each of which persons being referred to in this Article as an “indemnified party”) shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty with may attach to such Director or Officer.

53.2	The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

MEETINGS OF THE BOARD

54.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

55.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

56.	Participation in Meetings by Telephone

Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

57.	Quorum at Board Meetings

Subject to the Memorandum, the quorum necessary for the transaction of business at a meeting of the Board shall be two Directors, provided that if there is only one Director for the time being in office the quorum shall be one.

58.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number.

59.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting.

60.	Written Resolutions

60.1	Anything which may be done by resolution of the Directors may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors.

60.2	A resolution in writing may be signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors in as many counterparts as may be necessary.

60.3	A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Directors in a directors’ meeting, and any reference in any Article to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly.

60.4	A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

60.5	For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Director to sign (or Alternate Director to sign if so authorised under Article 40.6), and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

61.	Validity of Prior Acts of the Board

No article or alteration to these Articles made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that article or alteration had not been made.

CORPORATE RECORDS

62.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

63.	Register of Mortgages and Charges

63.1	The Directors shall cause to be kept the Register of Mortgages and Charges required by the Law.

63.2	The Register of Mortgages and Charges shall be open to inspection in accordance with the Law, at the office of the Company on every business day in the Cayman Islands, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each such business day be allowed for inspection.

64.	Form and Use of Seal

64.1	The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

64.2	Notwithstanding the foregoing, the Seal may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

64.3	The Company may have one or more duplicate Seals, as permitted by the Law; and, if the Directors think fit, a duplicate Seal may bear on its face of the name of the country, territory, district or place where it is to be issued.

ACCOUNTS

65.	Books of Account

65.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

65.2	Such records of account shall be kept and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept, at such place as the Board thinks fit, such books as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

65.3	No Member (not being a Director) shall have any right of inspecting any account or book or document of the Company.

66.	Financial Year End

The financial year end of the Company shall be 31st December in each year but, subject to any direction of the Company in general meeting, the Board may from time to time prescribe some other period to be the financial year, provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

AUDITS

67.	Audit

Nothing in these Articles shall be construed as making it obligatory to appoint Auditors.

68.	Appointment of Auditors

68.1	Subject to the Memorandum, the Company may in general meeting appoint Auditors to hold office for such period as the Members may determine.

68.2	Whenever there are no Auditors appointed as aforesaid the Directors may appoint Auditors to hold office for such period as the Directors may determine or earlier removal from office by the Company in general meeting.

68.3	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.	Remuneration of Auditors

Unless fixed by the Company in general meeting the remuneration of the Auditor shall be as determined by the Directors.

70.	Duties of Auditor

The Auditor shall make a report to the Members on the accounts examined by him and on every set of financial statements laid before the Company in general meeting, or circulated to Members, pursuant to this Article during the Auditor’s tenure of office.

71.	Access to Records

71.1	The Auditor shall at all reasonable times have access to the Company’s books, accounts and vouchers and shall be entitled to require from the Company’s Directors and Officers such information and explanations as the Auditor thinks necessary for the performance of the Auditor’s duties and, if the Auditor fails to obtain all the information and explanations which, to the best of his knowledge and belief, are necessary for the purposes of their audit, he shall state that fact in his report to the Members.

71.2	The Auditor shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by him are to be laid before the Company and to make any statement or explanation he may desire with respect to the financial statements.

72.	Financial Statements

72.1	Subject to any waiver by the Company in general meeting of the requirements of this Article, the Directors shall lay before the Company in general meeting, or circulate to Members, financial statements in respect of each financial year of the Company, consisting of:

(a)	a profit and loss account giving a true and fair view of the profit or loss of the Company for the financial year; and

(b)	a balance sheet giving a true and fair view of the state of affairs of the Company at the end of the financial year.

together with a report of the Board reviewing the business of the Company during the financial year.

72.2	The financial statements provided for by these Articles shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

73.	Distribution of Auditor’s Report

The Auditor’s report, if any, shall be laid before the Company in general meeting, or circulated to Members, no more than 180 days after the end of the financial year.

74.	Distribution of Financial Statements and Directors’ report

The financial statements and Directors’ report shall be laid before the Company in general meeting, or circulated to Members, no more than 180 days after the end of the financial year.

VOLUNTARY WINDING-UP AND DISSOLUTION

75.	Winding-Up

75.1	Subject to the Memorandum, the Company may be voluntarily wound-up by a special resolution of the Members.

75.2	If the Company shall be wound up the liquidator may, with the sanction of a special resolution, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

76.	Changes to Articles

Subject to the Law and to the conditions contained in its memorandum, the Company may, by special resolution, alter or add to its Articles.

77.	Changes to the Memorandum of Association

Subject to the Law and the Memorandum, the Company may from time to time by special resolution alter its Memorandum of Association with respect to any objects, powers or other matters specified therein.

78.	Discontinuance

The Board may exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside the Cayman Islands pursuant to the Law.